EXHIBIT 8.

                        Consent of Deloitte & Touche LLP


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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-15585 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 5, 1999, on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Lincoln, Nebraska
August 27, 1999